UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 3, 2015 (January 30, 2015)
____________________
ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On January 30, 2015, Enterprise Bancorp, Inc. (the “Company”) issued an aggregate of $15.0 million of Fixed-to-Floating Rate Subordinated Notes Due 2030 (the “Notes”) pursuant to a Subordinated Note Purchase Agreement, dated January 30, 2015 (the “Agreement”), by and between an accredited investor and the Company. The Notes have a maturity date of January 30, 2030 and bear interest at a fixed rate of 6.00% per annum through January 30, 2025 and at a variable rate of 30 day LIBOR plus 3.90% per annum through January 30, 2030.
The Company may, at its option, beginning on January 30, 2020, redeem the Notes, in whole or in part, at the redemption price plus accrued and unpaid interest to the date of redemption. The redemption price is equal to (i) 104.0% of the principal amount of Subordinated Debt to be redeemed on or after January 30, 2020 but before January 30, 2022, (ii) 103.0% of the principal amount of Subordinated Debt to be redeemed on or after January 30, 2022 but before January 30, 2025; and (iii) 100.0% of the principal amount of Subordinated Debt to be redeemed if redeemed on or after January 30, 2025 but before the Maturity Date.
The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to any senior indebtedness and obligations to its general and secured creditors.
The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The Company expects to use $10.5 million of the net proceeds from the sale of the Notes to redeem its Trust Preferred Securities. The Company plans to use the remainder of the net proceeds for general corporate purposes.
The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Notes were offered and sold exclusively to an “accredited investor” within the meaning of Rule 501(a) of Regulation D.
The foregoing summary description of the Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 of this Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.
     On January 30, 2015, the Company issued a press release announcing the issuance of the Notes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

4.1
In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K certain instruments with respect to long-term debt of the registrant have been omitted but will be furnished to the Securities and Exchange Commission upon request.

10.1	Form of Subordinated Note Purchase Agreement

99.1	Press Release, dated February 3, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: February 3, 2015	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer